EXHIBIT 10.1

SECOND AMENDMENT

TO

ADVISORY MANAGEMENT AGREEMENT

This SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED ADVISORY MANAGEMENT AGREEMENT (the “Amendment”) is made and entered into as of this 14th day of May, 2009 by and between BEHRINGER HARVARD REIT I, INC., a Maryland corporation (the “Company”), and BEHRINGER ADVISORS, LLC, a Texas limited liability company (the “Advisor”).

WHEREAS, the Company and the Advisor previously entered into that certain Fifth Amended and Restated Advisory Management Agreement dated December 29, 2006, as amended by the First Amendment to the Fifth Amended and Restated Advisory Management Agreement dated June 25, 2008 (the “Agreement”).

WHEREAS, the Company and the Advisor desire to amend the Agreement to permit the parties to audit the records, books and accounts of the other party, as related to any fees and reimbursements paid to the Advisor.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree, as follows:

1.                                       Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.                                       Amendment to Article III.  Article III of the Agreement is hereby amended by adding Section 3.05, as follows:

3.05                           Audit of Advisor Payments.  It is the intention of the parties hereto to conform strictly to the applicable provisions hereof as to fees, reimbursements and any other amounts (the “Advisor Payments”) to be paid to the Advisor hereunder.  However, at any time, either party shall have the right, upon reasonable written notice, to engage a separate audit, on a confidential basis, of its own and the other party’s records, books and accounts in respect of Advisor Payments to ascertain whether the Advisor Payments were properly determined and paid.  An audit may be engaged only once in any 12-month period regardless of which party engages the audit.  Any such audit shall be conducted by an independent certified public accounting firm of recognized national standing designated by the party requesting the audit (the “Requesting Party”), other than the then current auditor of its or any of its Affiliates’ financial statements, and shall be conducted during regular business hours and in such a manner so as not to interfere with the Company’s or the Advisor’s regular business activities.  The Requesting Party shall bear the costs of the audit unless the audit conclusively reveals an underpayment or overpayment of Advisor Payments adverse to the Requesting Party in an amount greater than 10% of the total amount of Advisor Payments owed for the period being inspected, in which case the other party shall bear the costs of the audit.  Any auditor who is engaged to perform an audit shall not be compensated on a contingent basis or any other basis that would tend to give the auditor an interest in the outcome of the audit, and the auditor shall perform its audit on an impartial basis and certify in writing as such.  If the audit conclusively reveals an overpayment or underpayment of Advisor Payments, the Company or the Advisor shall promptly pay to the other party the amount of the overpayment or underpayment, as the case may be, without interest; provided, however, that in the event that the audit conclusively reveals an overpayment of Advisor Payments and the Advisor has at any time previously waived or forgiven in writing any Advisor Payments that it would otherwise have been entitled to hereunder, the Company shall credit against the overpayment any amounts previously waived or forgiven, without interest, and the Advisor shall not be obligated to repay the Company to the extent that the overpayments do not exceed the aggregate of the waived or forgiven amounts not already so credited.  Any underpayment or overpayment under this Agreement shall not be a breach of this Agreement unless and until an audit performed in accordance with this Section 3.05 is completed and the party who may be obligated to make a payment hereunder as a result of such audit shall have failed to promptly make any required payment.

3.                                       Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

4.                                       Counterparts.  The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Thomas F. August
Name:	Thomas F. August
Its:	Chief Executive Officer

BEHRINGER ADVISORS, LLC

By: Harvard Property Trust, LLC,
its Manager

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President —
Corporate Development & Legal